EXHIBIT 23.3

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.
UNITED STATES OF AMERICA
20549

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement Form S-3 and related Prospectus of JDS Uniphase Corporation for the Registration of 183,930,633 shares of its common stock of our report dated July 5, 1999 with respect to the consolidated financial statements of JDS FITEL Inc., contained in JDS Uniphase's Report on Form 8-K/A dated November 4, 1999 for the year ended May 31, 1999, filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Ottawa, Ontario
June 13, 2000